Exhibit 10.85

Form of Acknowledgement of Amended and Restated
Assured Guaranty Ltd. Executive Officer Recoupment Policy

[Name and Title of Executive]

Dear [Executive]:

If there is a material misstatement of the financial statements of Assured Guaranty Ltd. (together with its subsidiaries, the “Company”), or if there is an overstatement of the Company’s performance with respect to objective, quantifiable performance goals, then certain compensation granted to you after December 31, 2008 will be subject to recoupment to the extent provided in the attached Assured Guaranty Ltd. Executive Officer Recoupment Policy. In connection with new Rule 10D-1 proposed by the Securities and Exchange Commission (“SEC”), the Recoupment Policy has been amended and restated (“Amended Recoupment Policy”) by the Compensation Committee on November 3, 2015 so that it would apply, to the extent required by law (including final Rule 10D-1, once adopted by the SEC, and any applicable listing standards adopted pursuant to such final rule), to incentive compensation received in the three year period before a determination that a material restatement is required. The Amended Recoupment Policy allows the Company to recoup incentive compensation which is granted before the adoption and effectiveness of a final Rule 10D-1, but which may be subject to the three year look-back period of the final rule. Your receipt of grants of equity or incentive compensation on or after November 3, 2015 is conditioned on your agreeing to the terms of the Amended Recoupment Policy. Please sign and return a copy of this letter to Ivana Grillo indicating that you have received a copy of the Amended Recoupment Policy and that you agree to its application. If you have questions about the Amended Recoupment Policy, please contact me.

Very truly yours,

/s/ James M. Michener
James M. Michener
General Counsel

I have received a copy of the Amended Recoupment Policy and agree that it will apply to my compensation.

___________________________________

Date: _______________________________